                                                                    EXHIBIT 99.1

                                                 Press Release
                                                 United Auto Group, Inc.
                                                 2555 Telegraph Road
                                                 Bloomfield Hills, MI 48302-0954


Contact:   Jim Davidson                   Phil Hartz                  Tony Pordon
           Executive Vice President -     Senior Vice President -     Vice President -
           Finance                        Corporate Communications    Investor Relations

           201-325-3303                   248-648-2610                248-648-2540

           jdavidson@unitedauto.com       phartz@unitedauto.com       tony.pordon@unitedauto.com
           ------------------------       ---------------------       --------------------------


FOR IMMEDIATE RELEASE


          UNITEDAUTO TO POST INVESTOR PRESENTATION ON COMPANY WEB SITE


DETROIT, MI, March 12, 2003 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that an investor presentation would be available on the Company's web site beginning approximately 6:00 p.m.
(ET) on March 12, 2003, and for the following 30 days. The presentation can be accessed by logging onto www.unitedauto.com, and then clicking on the icon, "UnitedAuto Investor Presentation - Stephens Inc. Conference - March 12, 2003."

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                      # # #